Exhibit 10.4

                                 PROMISSORY NOTE

$500,000.00                                                     Duncan, Oklahoma
                                                                January 23, 2001


     FOR VALUE RECEIVED, the undersigned, Chemical & Equipment, Specialties, Inc. ('Maker'), promises to pay to the order of John Todd Sanner ('Payee'), the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00), together with interest per annum at nine percent (9%), which principal sum and interest are due and payable in installments in lawful money of the United States as follows:

     (a) Interest. Interest on the unpaid balance of principal, from the date hereof until paid in full, shall be paid in quarterly installments on the last day of March, June, September and December of each year commencing on March 31, 2001, and ending on December 31, 2005

     (b) Principal. Principal payments shall be made in four (4) annual installments of $100,000 each, payable on the 22nd day of January of each year, commencing on January 22, 2002, and ending on January 22, 2006.

     (c) Final Installment. A final installment representing the remaining principal amount plus any unpaid interest shall be due and payable on January 22, 2006.

     At the option of the holder, the unpaid balance of this note and all other obligations of Maker to the holder, whether direct or indirect, absolute or contingent, now existing or hereafter arising, shall become immediately due and payable without notice or demand upon the occurrence or existence of any of the following events or conditions: (a) Any payment required by this note or by any other note or obligation of Maker to holder or to others is not made when due and such non-payment is not cured by Maker within sixty (60) days of written notice of such non-payment given by the holder to Maker; (b) Maker defaults in performance of any covenant, obligation, warranty or provision contained in any agreement or in any instrument or document securing or relating to this note or any other note or obligation of Maker to holder or holders; (c) Any warranty, representation, financial information or statement made or furnished to Payee by or in behalf of Maker proves to have been false in any material respect when made or furnished; (d) Failure by Maker to pay any indebtedness at maturity, or the occurrence of any event which results in acceleration of the maturity of indebtedness of Maker to holder or to others under any promissory note, agreement or undertaking; (e) Death, dissolution, or termination of existence of any maker; (f) Upon the termination of any holder of this note who is employed by the Maker pursuant to a written employment contract if such termination is not for cause. For the purposes hereof, 'for cause' termination shall be for any of the following reasons: willfully misappropriating the property of Maker or committing any other act of dishonesty or breach of trust resulting in or intended to result directly or indirectly in gain to the Payee at the expense of Maker; engaging in personal misconduct which materially injures Maker; violating any law or regulation relating to the business of Maker which results in material injury to Maker; or failing to substantially perform his duties as an employee in a manner consistent with prudent business practices, in each case as determined in good faith by the board of directors of Maker; (g) Appointment of a receiver over any part of the property of any maker, the assignment of property by any maker for the benefit of creditors, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against any party liable, directly or indirectly, hereunder; or (h) the making of any levy against or seizure, garnishment or attachment of any asset of Maker or any guarantor. No waiver of any payment or other right under this note or any related agreement shall operate as a waiver of any other payment or right.

     In the event a default occurs and this note is placed in the hands of an attorney for collection, or suit filed thereon, Maker agrees to pay, in addition to the unpaid principal and interest, attorney fees equal to 15% of the unpaid balance of principal and interest due hereon.

     This note and the obligations evidenced hereby are to be construed and governed by the laws of the State of Oklahoma. It is the intent of the holder and the Maker to conform strictly to the usury laws of the State of Oklahoma, and any interest on the principal sum hereof in excess of that allowed by such usury laws shall be subject to reduction to the maximum amount of interest allowed under such laws. If any interest in excess of the maximum amount of interest allowable by the usury laws is inadvertently paid to the holder, at any time, any such excess interest shall be refunded by the holder to the party or parties entitled to the same after receiving notice of payment of such excess interest.

     This note shall be subject to that certain Subordination Agreement executed by John Todd Sanner and Chemical & Equipment Specialties, Inc., an Oklahoma Corporation, on the 23rd day of January, 2001, addressed to Legacy Bank.

     The Maker, endorsers, sureties, guarantors, and all other persons who may become liable for all or any part of this obligation, severally waive presentment for payment, protest and notice of nonpayment. Such parties consent to any extension of time (whether one or more) of payment hereof, any renewal (whether one or more) hereof, and to any release of any party liable for payment of this obligation. Any such extension, renewal or release may be made without notice to any such party and without discharging such party's liability hereunder.

     This note has been executed with and pursuant to that certain Stock Purchase Agreement dated the 15th day of December, 2000, wherein Payee is one of the 'Sellers' and which provide in paragraph 8.1 thereof that Payee is to indemnify and hold Maker harmless in the event of and in respect to certain liability or claims. In the event of any occurrence of any of the liability or claims described therein, Maker may, at its option, offset any reimbursement which may be owed by Payee to Maker pursuant to said Stock Purchase Agreement against any payments which may be owed by Maker to Payee under this note.

     This note may be prepaid, in whole or in part, at any time, without penalty.
     Executed this 23rd day of January, 2001.


                                      Chemical & Equipment Specialties, Inc.


                                      /s/ Glenn Penny
                                      --------------------------------------
                                      By: Glenn Penny, President

                                      MAKER